Document 4.01

COMMITMENT TO GUARANTEE OBLIGATIONS

by

THE UNITED STATES OF AMERICA

Accepted by

ENSCO OFFSHORE COMPANY
Shipowner

(Under Title XI, Merchant Marine Act, 1936,
as amended, and in effect on the
date of this Guarantee Commitment)

TABLE OF CONTENTS

Document

Commitment to Guarantee Obligations
Schedule One -- Form of Opinion of Counsel
Appendix IA -- Form of Credit Agreement
Appendix IB -- Form of Bond Purchase Agreement
Appendix II -- Form of Trust Indenture
Schedule A -- Schedule of Definitions to Trust Indenture
Exhibit 1 -- General Provisions Incorporated into the Trust Indenture by Reference
Exhibit 2 -- Forms of Obligation, Guarantee and Trustee's Authentication Certificate
Exhibit 3 -- Form of Authorization Agreement
Exhibit 4 -- Form of Secretary's Supplemental Indenture
Appendix III -- Form of Security Agreement
Exhibit 1 -- General Provisions Incorporated into the Security Agreement by Reference
Schedule X -- Schedule of Definitions
Exhibit 2 -- Form of Secretary's Note
Exhibit 3 -- Form of First Preferred Fleet Mortgage
Exhibit 4 -- Form of Title XI Reserve Fund and Financial Agreement
Exhibit 5 -- Form of Consent of Shipyard
Exhibit 6 -- Construction Contract
Exhibit 7 -- Form of Depository Agreement

Contract No. MA-13550

COMMITMENT TO GUARANTEE OBLIGATIONS

by

THE UNITED STATES OF AMERICA

Accepted by

ENSCO OFFSHORE COMPANY
Shipowner

     THIS COMMITMENT TO GUARANTEE OBLIGATIONS, dated December , 1999 (the "Guarantee Commitment"), made and entered into by the UNITED STATES OF AMERICA (the "United States"), represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary"), and accepted on said date by ENSCO OFFSHORE COMPANY, a Delaware corporation (the "Shipowner").

RECITALS:

     A. The Shipowner will be the sole owner of the semi-submersible drilling unit now known as the ENSCO 7500 (the ("Vessel") currently under construction pursuant to the Construction Contract with Friede Goldman Offshore Texas, Limited Partnership (formerly known as TDI-Halter, L.P.), a Louisiana limited partnership (the "Shipyard").

     B. To aid in financing the construction of the Vessel, the Shipowner will borrow an aggregate principal amount equal to no more than 87.5% of the Actual Cost of the Vessel, as of the Note Closing Date. To accomplish such financing, the Shipowner has accepted this Guarantee Commitment subject to the terms and conditions set forth herein.

     C. As one means of financing the construction of the Vessel, the Shipowner has entered into the Credit Agreement (the "Credit Agreement") with Govco, Inc. (the "Lender") providing for the issuance by the Shipowner, on the Note Closing Date, of one or more promissory notes in the aggregate principal amount of $194,855,000 to be designated "United States Government Guaranteed Ship Financing Note, 1999 Series" (the "Note") having the maturity date and interest rate set forth therein, and providing for one or more advances (each, an "Advance") to the Shipowner of the principal amount of the Note.

     D. On or before the Bond Closing Date, the Shipowner shall enter into one or more Bond Purchase Agreements providing for the sale and delivery of obligations in the aggregate principal amount of up to $194,736,000 to be designated "United States Government Guaranteed Ship Financing Bonds, 7500 Series" (the "Bonds" and together with the Note, the "Obligations"), having the maturity date and interest rate set forth therein, to repay the amounts outstanding under the Note.

     E. As security for the Guarantees and the Secretary's Note, the Shipowner will execute and deliver the Security Agreement, Contract No. MA-13552, and the following agreements shall be executed and delivered: the Indenture, the Authorization Agreement, Contract No. MA-13551, the Secretary's Note, the Mortgage, Contract No. MA-13554 (upon delivery of the Vessel to the Shipowner), the Financial Agreement, Contract MA-13553, and the Depository Agreement, Contract No. MA-13555.

W I T N E S S E T H:

     That under the provisions of Title XI of the Merchant Marine Act, 1936, as amended and in consideration of (i) the covenants of the Shipowner contained herein and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Secretary hereby commits itself as herein provided.

ARTICLE I

Findings and Determinations of Secretary

     Pursuant to Section 1104A(b)(1) of Title XI, the Secretary has approved the Shipowner as responsible and possessing the ability, experience, financial resources and other qualifications necessary to the adequate operation and maintenance of the Vessel.

     Pursuant to Section 1104A(b)(2) of Title XI, the Secretary has determined that the Actual Cost of the Vessel is $222,691,757. Prior to the Note Closing Date, the Secretary, in its discretion, may redetermine the Actual Cost of the Vessel. On the Note Closing Date, the aggregate principal amount of the Note will not exceed 87.5% of the Actual Cost.

     Pursuant to Sections 1104A(b)(3), 1104A(b)(4) and 1104A(b)(5) of Title XI, the Secretary has determined that: (1) the maturity date of the Note is satisfactory, (2) payments of principal required by the Note is satisfactory and (3) the interest rate to be borne by the Note to be issued on the Note Closing Date is reasonable.

     Pursuant to Section 1104A(d) of Title XI, the Secretary has found that the Shipowner's proposed use of the Vessel will be economically sound.

ARTICLE II

Commitment to Guarantee Obligations

     The United States, represented by the Secretary, HEREBY COMMITS ITSELF TO GUARANTEE the payment of the unpaid interest on, and the unpaid balance of the principal of, the Obligations, including interest accruing between the date of default under the Obligations and the payment in full of the Guarantees, and, to effect this Guarantee Commitment, hereby commits itself to execute and deliver the Authorization Agreement, Security Agreement, Mortgage (on delivery of the Vessel), Financial Agreement, and Depository Agreement on the Note Closing Date or the Bond Closing Date, as the case may be, pursuant to the terms of the Guarantee Commitment.

ARTICLE III

The Obligations

     The Obligations shall be as provided in the Indenture and in the form of the Obligations annexed as Exhibits 2A and 2B to the Indenture. The Obligations shall be subject to all of the terms and conditions set forth in the Indenture.

ARTICLE IV

Conditions to Execution and Delivery of the Guarantee

     A. The obligation of the Secretary to execute and deliver the Guarantee on the Note Closing Date shall be subject to the following conditions unless waived in writing by the Secretary:

       (a) the Note Closing Date shall occur on or prior to March 23, 2000;

       (b) the Shipowner and the Shipyard shall have executed and delivered to the Secretary a copy of the Construction Contract and the Shipyard shall have executed the Consent of Shipyard;

       (c) the Shipowner shall have executed and delivered the following documents in the form attached hereto: the Security Agreement, Financial Agreement, Trust Indenture, Secretary's Note, Note, Credit Agreement, and Depository Agreement;

       (d) the Indenture Trustee shall have executed, in the form attached hereto, the Authorization Agreement and Trust Indenture, the Depository shall have executed the Depository Agreement; and the Obligee shall have executed the Credit Agreement;

       (e) the following documents shall have been delivered to the Secretary: (i) one executed counterpart and one copy of the Credit Agreement; (ii) two executed counterparts of the Indenture, (iii) two specimen copies of the Note; (iv) two executed originals of the legal opinion issued under section (j) of this Article; (v) two copies of the legal opinion delivered to the Obligees pursuant to the Credit Agreement, and (vi) two originals of all other documents delivered by the Shipowner, Indenture Trustee, the Obligees or the Depository in connection with this Closing;

       (f) the Shipowner shall have executed an Officer's Certificate representing and warranting the truth of the following statements as of the Note Closing Date:

         (i) each of the representations and warranties set out at

Section 2.01 of the General Provisions of the Security Agreement in Appendix
III; and

         (ii) the Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment complies with non-Title XI Federal law.

       (g) the Secretary shall have received the Guarantee Fee payable under Section 1104A (e) of Title XI and the Investigation Fee, due under Section 1104A (f) of Title XI;

       (h) the Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

       (i) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

       (j) there shall have been delivered to the Secretary by the Shipowner an opinion of counsel acceptable to the Secretary, in the form annexed hereto as Schedule 1 which shall include, among other things, an opinion to the effect that: (i) by the terms of the Security Agreement, the Shipowner has granted to the Secretary a fully perfected, first priority security interest in each of the assets which constitutes the Security (except for the assets covered by the Mortgage and the marine insurances on the Vessel); and (ii) all filings, recordings, notices and other actions required to perfect the Secretary's interests in the Security (except for the assets covered by the Mortgage and the marine insurances on the Vessel) and to render such security interests valid and enforceable under applicable State law have been duly effected;

       (k) the Secretary shall have received a letter agreement from the Shipowner to provide the Secretary within a reasonable time after the Closing Date, with eight conformed copies of the Guarantee Commitment and each of the Appendices and Exhibits thereto executed on or prior to such date;

       (l) on the Note Closing Date, the qualifying requirements set forth in Section 8 of the Financial Agreement shall have been complied with and certified to as required therein;

       (m) at least ten days prior to the Note Closing Date, there shall have been delivered to the Secretary, pro forma balance sheets for the Guarantor and the Shipowner as of the Note Closing Date, certified by an officer of the Guarantor and Shipowner, respectively, showing, among other things, all non-Title XI debt of the Shipowner;

       (n) on the Note Closing Date, the Shipowner shall certify that all non-Title XI loans to the Shipowner relating to the Vessel, if any, have been discharged or subordinated satisfactorily to the Secretary;

       (o) at least ten days prior to the Note Closing Date, the Shipowner shall have provided or caused to be provided to the Secretary satisfactory evidence of builder's risk insurance; and

       (p) on the Note Closing Date, the Shipowner shall have presented an Officer's Certificate to the Secretary certifying that the Halter Guaranty (as defined in the Security Agreement) remains in full force and effect.

     B. Each Advance shall be made subject to the following conditions having been fulfilled unless waived in writing by the Secretary:

       (a) the Shipowner shall have executed an Officer's Certificate representing and warranting the truth of the following statements as of the date of such Advance:

         (i) each of the representations and warranties set out at Section 2.01 of the General Provisions of the Security Agreement in Appendix III; and

         (ii) the Shipowner is. not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment complies with non-Title XI Federal law.

       (b) the Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

       (c) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

       (d) A Responsible Officer of the Shipowner shall deliver an Officer's Certificate, in form and substance satisfactory to the Secretary, stating that (A) there is neither a Default under the Construction Contract nor the Security Agreement; (B) there have been no occurrences which have or would adversely and materially affect the condition of the Vessel, its hull or any of its component parts; (C) the amounts of the Request in connection with such Advance is in accordance with the Construction Contract including the approved disbursement schedule and each item in these amounts is properly included in the Secretary's approved estimate of Actual Cost; (D) with respect to the Request, once the Shipyard is paid there will be no liens or encumbrances on the applicable Vessel, its hull or component parts for which the withdrawal is being requested except for those already approved by the Secretary; and (E) if the Vessel has already been delivered, it is in class and is being maintained in the highest and best condition. The Shipowner shall also attach an Officer's Certificate of the Shipyard, in form and substance satisfactory to the Secretary, stating that there are no liens or encumbrances as provided in clause (D) of this subsection and attaching the invoices and receipts supporting each proposed Advance to the satisfaction of the Secretary.

     C. The Bond Closing shall be subject to the following conditions having been fulfilled unless waived in writing by the Secretary:

       (a) the Bond Closing Date shall occur on or prior to the earlier of (i) eighteen (18) months following the Delivery or (ii) June 30, 2002;

       (b) the Shipowner shall have executed and delivered the following documents in the form attached hereto: the Supplemental Trust Indenture, each Bond, each Bond Purchase Agreement and the Mortgage (if the Vessel shall have been delivered);

       (c) the Indenture Trustee shall have executed, in the form attached hereto, the Supplemental Trust Indenture; and the Obligee shall have executed the Bond Purchase Agreement;

       (d) the following documents shall have been delivered to the Secretary: (i) one executed counterpart and one copy of each Bond Purchase Agreement; (ii) two executed counterparts of the Supplemental Indenture, (iii) two specimen copies of the Bonds; (iv) two executed originals of the legal opinion issued under section (j) of this Section C.; (v) two copies of the legal opinion delivered to the Obligees pursuant to the Bond Purchase Agreement, and (vi) two originals of all other documents delivered by the Shipowner, the Obligees or Indenture Trustee in connection with this Closing;

       (e) the Shipowner shall have executed an Officer's Certificate representing and warranting the truth of the following statements as of the Bond Closing Date:

         (i) each of the representations and warranties set out at Section 2.01 of the Genera Provisions of the Security Agreement in Appendix III; and

         (ii) the Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment complies with non-Title XI Federal law.

       (f) the Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

       (g) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

       (h) on the Bond Closing Date, the qualifying requirements set forth in Section 8 of the Financial Agreement shall have been complied with and certified to as required therein;

       (i) the Shipowner shall have provided an Officer's Certificate certifying to the Secretary that the Drilling Contract (as defined in the Security Agreement) is in full force and effect;

       (j) there shall have been delivered to the Secretary by the Shipowner an opinion of counsel acceptable to the Secretary, which shall include, among other things, an opinion to the effect that: (i) by the terms of the Security Agreement, the Secretary continues to maintain a fully perfected, first priority security interest in each of the assets which constitutes the Security; and (ii) no additional filings, recordings, notices and other actions are required to perfect the Secretary's interests in the Security or to render such security interests valid and enforceable under applicable State law; and

       (k) the Shipowner and the Secretary shall have executed an Endorsement to the Secretary's Note extending the maturity date of the Secretary's Note to the maturity date of the Bonds.

     D. On the Delivery Date, the following conditions shall have been fulfilled by the Shipowner unless waived in writing by the Secretary:

       (a) the Shipowner shall have executed and delivered the Mortgage;

       (b) the following documents shall have been delivered to the Secretary: (i) two executed originals of the legal opinion issued under section (h) of this Section D.; (ii) a current Confirmation of Class with respect to the Vessel issued by the American Bureau of Shipping, (iii) an appraisal of the Vessel in form and substance satisfactory to the Secretary, and (iv) two duplicate photocopies of the original Builder's Certificate for the Vessel from the Shipyard, certifying, among other things, that the Vessel has been built in accordance with the terms and specifications of the Construction Contract and is delivered to the Shipowner free and clear of all liens and encumbrances;

       (c) the Shipowner shall have executed an Officer's Certificate representing and warranting the truth of the following statements as of the Delivery Date:

         (i) each of the representations and warranties set out at Section 2.01 of the General Provisions of the Security Agreement in Appendix III;

         (ii) the Shipowner is not in violation of any Federal laws having a substantial adverse effect on the interests of the United States of America and that the consummation of the Commitment complies with non-Title XI Federal law.

       (d) the Shipowner shall have complied in all material respects with its agreements under this Guarantee Commitment;

       (e) there shall not have occurred any event which constitutes (or after any period of time or any notice, or both, would constitute) a "Default" under the Security Agreement;

       (f) at least ten days prior to the Delivery Date, the Shipowner shall have provided or cause to be provided to the Secretary satisfactory evidence of marine insurance as required by the Security Agreement;

       (g) the Shipowner shall have provided an Officer's Certificate certifying to the Secretary that the Drilling Contract (as defined in the Security Agreement) is in full force and effect; and

       (h) there shall have been delivered to the Secretary by the Shipowner an opinion of counsel acceptable to the Secretary, which shall include, among other things, an opinion to the effect that: (i) by the terms of the Mortgage, the Shipowner has granted to the Secretary a fully perfected, first priority security interest in the Vessel and the marine insurances on the Vessel; and (ii) all filings, recordings, notices and other actions required to perfect the Secretary's interests in the Vessel and the marine insurances on the Vessel and to render such security interests valid and enforceable under applicable Federal law have been duly effected.

ARTICLE V

Variation of Guarantee Commitment

     No variation from the terms and conditions hereof shall be permitted except pursuant to an amendment executed by the Secretary and the Shipowner.

ARTICLE VI

Termination or Assignment of Guarantee Commitment

     This Guarantee Commitment may be terminated and the parties hereto shall have no further rights or obligations hereunder, upon written notice by the Secretary of the termination of the obligations of the United States pursuant to the Shipowner's failure to satisfy one or more conditions set forth in Article V hereof or upon the Secretary's determination, at or before the Note Closing Date, that (i) the Shipowner is in violation of Federal law and such violation would have a substantial, adverse effect on the interests of the United States of America or (ii) the consummation of the Commitment would violate non-Title XI Federal law. The Shipowner's warranties and representations shall survive the termination of this Agreement and the Secretary's issuance of the Guarantees. This Guarantee Commitment may not be assigned by the Shipowner without the prior written approval of the Secretary and any attempt to do so shall be null and void ab initio.

ARTICLE VII

Miscellaneous

     (a) The table of contents and the titles of the Articles are inserted as a matter of convenient reference and shall not be construed as a part of this Guarantee Commitment. This Guarantee Commitment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     (b) For all purposes of this Guarantee Commitment, unless otherwise expressly provided or unless the context shall otherwise require, capitalized terms used herein shall have the meaning given in Schedule X to the Security Agreement.

     IN WITNESS WHEREOF, this Commitment to Guarantee Obligations has been executed by the United States and accepted by the Shipowner, all as of the day and year first above written.

UNITED STATES OF AMERICA SECRETARY OF TRANSPORTATION BY: MARITIME ADMINISTRATION BY: Secretary Maritime Administration

Attest: Assistant Secretary Maritime Administration

ACCEPTED BY: ENSCO OFFSHORE COMPANY, as Shipowner BY: NAME: TITLE:

Attest: BY: